INDEPENDENT CONTRACTOR SERVICES AGREEMENT

     This Agreement is made and entered to be effective on the 1st day of January, 1997, by and between US Amateur Sports, Inc. (USAS) and Dale Dougherty (Dougherty), an independent contractor.

     For the valuable and mutual consideration set forth herein, the receipt of which is hereby acknowledged by the parties hereto, the parties agree as follows:

      1)Dale Dougherty will provide personal services to USAS in conjunction with organization and direction of sporting events, including but not limited to, the All American Bowl. Such services will be provided on a part time basis. During the period of this agreement Dougherty shall be permitted to retain his current position as the Director of Recreation of the city of Lake Park, Florida.

      2)Dougherty will serve as Executive Director of the All American
Bow1 in which capacity he wi11 be responsible for all activities necessary to achieve the successfu1 presentation of the Bowl including, but not limited to, the game itself, recruitment of players and coaches, coordination of travel arrangements, direction of the week's activities immediately prior to the game, related logistics and any events separate from, or associated with the Bowl.

      3)USAS will transfer to Dougherty 67,000 shares of USAS common stock. Such stock shall be subject to restrictions on transferability, which are set forth in the Securities and Exchange Commission.

      4)USAS shall pay Dougherty $1,675.00 per month for services rendered on a part-time basis (evenings and weekends). Such payments shall commence on or before January 31, 1997. Such payments will cease when this Agreement is canceled or terminated pursuant to the provisions of Section 6 below, upon either party mailing the written thirty-day {10) notice to the other, upon which all such payments shall cease.

      5)USAS shall provide Dougherty with office space, to include telephone service and supplies suitable for the performance of his duties.

      6)This agreement may be amended in writing by the mutual agreement of the parties and may be canceled by either party upon thirty (30) days written notice.

      7)Dougherty shall be under the direct supervision of the President of USAS, and shall comply with any and all reasonable requests made by the President of USAS. The president of USAS shall also have the right to delegate this authority of supervision to any other officer or employee of USAS. Said instructions by the President of USAS need not be in writing.

      8)Dougherty is an independent contractor and his relationship under this agreement is as an independent contractor in providing all services to USAS. Dougherty is a Stockholder of USAS, but is not an employee, partner or otherwise with respect to his relationship with USAS under this agreement except as an independent contractor. Dougherty has the right to determine the amount of services to be rendered, the time and method of rendering such services, and shall be in control of his own time and business decisions with respect to all services rendered under this agreement by Dougherty. USAS is not obliged to accept any services or advice given to it. Its decision to act is always within its own volition. USAS is an independent contractor with respect to Dougherty under this agreement.

      9)Dougherty shall be responsible for the payment of any and all F.I.C.A. taxes, social security taxes, and federal income tax withholding payments which any sole proprietor or self-employed person is liable under the Internal Revenue Code of 1986, amended.

      l0)This agreement contains the entire agreement of the parties and no amendment may be made to this agreement without the consent of the parties.

      11)This agreement shall not be subject to assignment by Dougherty and shall not be subject to assignment by USAS without the consent of the other party to this Agreement.

      12)The execution, interpretation and performance of this Agreement shall be governed by the laws of the State of Florida.

      13)Dougherty, his assigns, personal employees or agents, individually or collectively, wi11 not, at any time while this Agreement is in effect, nor may Dougherty, his assigns, personal representative, employees or agents, for a period of three (3) years after the effective date of this agreement:

      (a)directly or indirectly, solicit or otherwise attempt to induce, by combining or conspiring with, or attempt to do so, or in any other manner, to influence in the first instance any employees, officers, directors, agents, consultants, representatives, contractors, suppliers, distributors, or other business contacts of USAS to terminate or modify their position as an employee, officer, director, agent, consultant, representative, contractor, supplier, distributor, or business contact with USAS or to compete against USAS;

      (b)directly or indirectly, as owner, officer, director, agent, lender, broker, consultant or representative of a corporation or as owner of any interest in, or as an agent, consultant, partner, affiliate or in any other capacity whatsoever or representative of any other term of business association, sole proprietorship or partnership, be otherwise connected in any manner with the ownership, management, operation or control of or conduct a business in direct competition with USAS anywhere within the United States of America or solicit any customers, who are customers of USAS, for and in connection with a business which is competitive with USAS; and

      (c)In addition to, and not in limitation of the other provisions hereto, Dougherty, will not in any manner interfere with, disturb, disrupt, decrease or otherwise jeopardize USAS or give to any person the benefit or advantage of USAS's methods of operation, advertising, publicly, training, business customers or accounts, or any other information considered proprietary by uses.

     The foregoing covenants will not be deemed severable, and the invalidity of any covenant will not affect the validity or enforceability of any other covenants. USAS's failure to object to any conduct in violation of this
Section 13 will not be deemed a waiver by USAS but USAS may, if it wishes, specifically waive any part or all of those covenants to the extent that such waiver is set forth in writing and duly authorized by USAS's Board of Director.

     Dougherty acknowledges and confirms that the 1ength of the term and geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind. Dougherty further acknowledges and confirms that its full, uninhibited and faithful observance of each of the covenants contained in this Section 13 will not cause it any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained in this Section 13 will not impair its ability to obtain employment commensurate with its abilities and on terms fully acceptable to them or otherwise to obtain income required for the comfortable support of Dougherty's shareholder and his family. Dougherty acknowledges and confirms that its special knowledge of USAS would cause USAS serious injury and loss if they were to use such ability and knowledge to the benefit of a competitor or were to compete with USAS.

     In the event that any court holds that the time or territory or any other provision stated in this Section 13 constitutes an unreasonable restriction upon Dougherty, Dougherty expressly agrees that the provisions of this Agreement will not be rendered void, but will apply as to time and territory or to such other extent as the court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

     Dougherty acknowledges that the activity as contained in this Agreement are required for USAS's reasonable protection. Dougherty agrees that in the event of their violation of any of the provisions of this Agreement, USAS will be entitled if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to the violation or to enforce the specific performance of this Agreement by Dougherty or to enjoin Dougherty from engaging in any activity in violation of this Agreement.

     The validity or unenforceability of any provision of this Section 13 will in no way affect the validity or enforceability of any other provision of this Section, or any other provision of this Agreement.

     In the event USAS is determined to bo the prevailing party in any legal action or other proceeding for the enforcement of Section 13 this Agreement, the time for calculating the Term wi11 not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of this Section 13 through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

      14)Dougherty is acquiring the USAS's common stock for his own account with the intention of holding the common stock with no present intention of dividing or allowing others to participate in the acquisition of the common stock or of reselling or otherwise participating, directly or indirectly, in a distribution of the USAS's common stock, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any State or unless any exemption from registration is available under those laws. Dougherty acknowledges that the certificates for the securities comprising USAS's common stock which Dougherty will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A WITH TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST/ PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

     Dougherty further acknowledges that a stop transfer order vill be placed upon the certificates for the USAS's common stock in accordance with the Act. Dougherty further acknowledges that the USAS is under no obligation to aid Dougherty in obtaining any exemption from registration requirement's or is USAS under any obligation to register any of its stock with the Securities and Exchange Commission.

     Dougherty further acknowledges that he has received a preliminary prospectus dated November _ , 1996 of the initial public offering of one million five hundred (1,000,00O) shares common stock of USAS, with fifty (50) shares per unit, and at a price of three hundred dollars ($300.00) per unit.

     Dougherty has been given the opportunity to ask questions of and receive answers from, USAS concerning the terms and conditions of the USAS's common stock and to obtain such additional information, to the extent USAS possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Dougherty reasonably desires in order to evaluate the USAS's common stock.

     IN WITNESS WHEREOF, this agreement has been entered into on the date above written having been duly authorized by the Board of Director of USAS.

DALE DOUGHERTY US AMATEUR SPORTS, INC.
  INDEPENDENT CONTRACTOR


BY:
BY: David J. Panaia, President
   of US Amateur Sports, Inc.
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